EXHIBIT 10.16

                                LETTER AGREEMENT

         This Letter Agreement ("Agreement") shall constitute the agreement by and between FuelNation, Inc. ("FuelNation") and Charles Brodzki ("Brodzki") with respect to Brodzki's agreement to accept the position of President of FuelNation, as follows:

         1. The parties hereto agree, subject to any necessary formal action by the Board of Directors of FuelNation, that Brodzki shall assume the responsibilities of President of FuelNation, effective on December 5, 2002.

         2. Until such time as a mutually acceptable Employment Agreement is entered into, Brodzki shall serve as President at the will of the Board of Directors.

         3. Provided FuelNation is in compliance with the terms of this Agreement, Brodzki shall not resign as President of FuelNation at any time prior to June 5, 2003.

         4. FuelNation acknowledges that Brodzki has accepted the responsibilities as President of FuelNation based upon FuelNation's representations that it is in compliance with all applicable federal and state securities laws.

         5. FuelNation further represents that it has made full and accurate disclosures to Brodzki regarding all material matters relating to FuelNation, International Funding, LLC ("International Funding"), and the proposed bond funding by Sovereign Funding, LLC (the "Bond Offering") for the benefit of FuelNation.

         6. In consideration for Brodzki's services hereunder, Brodzki shall receive, as partial compensation for his agreement to perform the services provided for herein, prior to or concurrently with the commencement of Brodzki's services as President of FuelNation, ten percent (10%) of FuelNation's outstanding common stock (on a fully diluted basis) (the "Shares").

         7. Prior to or contemporaneously with the commencement of Brodzki's services hereunder, FuelNation shall, at FuelNation's expense, expeditiously take all steps necessary to cause the Shares to be duly registered for resale pursuant to the provisions of the Securities Act of 1933.

         8. Upon the funding of the Bond Offering or upon the receipt of any funding by FuelNation or by International Funding in an amount in excess of $1,000,000, Brodzki shall receive additional Shares of FuelNation's common stock equal to 10% of FuelNation's then outstanding (on a fully diluted basis) common stock (the "Additional Shares").

         9. Prior to or contemporaneously with the issuance of the Additional Shares, FuelNation shall, at FuelNation's expense, expeditiously take all steps necessary to cause the Additional Shares to be duly registered for resale pursuant to the provisions of the Securities Act of 1933.

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         10.   FuelNation agrees, to the fullest extent permitted by law, to indemnify and hold Brodzki harmless from any liability that may result from Brodzki's assumption of the responsibilities as President of FuelNation, unless such liabilities are caused by the gross or willful negligence of Brodzki.

         11. Any dispute arising hereunder, shall first be resolved by voluntary mediation upon the request of either party. If for any reason, voluntary mediation is not promptly commenced upon the request of either party, or if mediation does not resolve such dispute, either party may seek judicial resolution of such dispute(s); provided, however, that the parties agree that any disputes which are not resolved by mediation will be brought before a Court of competent jurisdiction located in Broward County, Florida. In the event that either party must resort to the Court to enforce or interpret this Agreement, then the prevailing party shall be entitled to an award of reasonable attorney's fees and any costs incurred.

         Dated this 27th day of November, 2002.


                                       FUELNATION, INC.

                                       By: /s/ CHRIS SALMONSON
                                           -------------------------------------
                                           Chris Salmonson


                                          /s/ CHARLES BRODSKI
                                          --------------------------------------
                                          Charles Brodzki